As filed with the Securities and Exchange Commission on June 10, 2009
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Energy Transfer Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	73-1493906
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)
3738 Oak Lawn Avenue
Dallas, Texas 75219
(Address of principal executive offices, including zip code)

Energy Transfer Partners, L.P.
2008 Long-Term Incentive Plan
(Full title of the plan)
Martin Salinas, Jr.
Chief Financial Officer
Energy Transfer Partners, L.P.
3738 Oak Lawn Avenue
Dallas, Texas 75219
(Name and address of agent for service)
(214) 981-0700
(Telephone number, including area code, of agent for service)
Copies to:
Douglas E. McWilliams
Vinson & Elkins L.L.P.
1001 Fannin, Suite 2300
Houston, TX 77002-6770
(713) 758-2222

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Proposed
		Maximum	Proposed Maximum	Amount of
Title of Securities	Amount to be	Offering Price	Aggregate Offering	Registration
to be Registered	Registered (1)	Per Share (2)	Price (2)	Fee
Common Units Representing Limited Partner Interests	5,000,000 Units	$42.91	$214,525,000	$11,970.50(3)

(1)	Includes an indeterminate number of units that may become issuable pursuant to anti-dilution provisions of the agreement of limited partnership of Energy Transfer Partners, L.P.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low prices reported on the New York Stock Exchange on June 4, 2009.

(3)	Securities registered under registration statement File No. 333-133176 previously filed by Energy Transfer Partners, L.P. on April 10, 2006, having an aggregate offering price of $1,000,000,000, remain unsold. In accordance with rule 457(p), the registration fee of $107,000 associated with such unsold securities is offset against the total registration fee due in connection with this registration statement. Accordingly, no additional fee has been paid in connection with the initial filing of this registration statement.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     In accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the instructional note to Part I of Form S-8, the information specified in Part I of Form S-8 has been omitted from the filing of this registration statement. The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents we filed with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this registration statement:
•	Our Annual Report on Form 10-K for the year ended December 31, 2008;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

•	Our Current Reports on Form 8-K filed January 21, 2009, January 26, 2009 (two reports), January 27, 2009, February 17, 2009, March 17, 2009, April 2, 2009, April 7, 2009, April 9, 2009 and April 17, 2009; and

•	The description of our common units contained in our registration statement on Form 8-A filed on May 16, 1996, and any subsequent amendment or report filed for the purpose of updating such description.
     All documents we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K) subsequent to the effective date of this registration statement, and prior to the filing of a post-effective amendment to this registration statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, will be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of filing of those documents. Any statement contained in this registration statement or in any document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.
Item 4. Description of Securities.
     Not Applicable.
Item 5. Interests of Named Experts and Counsel.
     Not Applicable.
Item 6. Indemnification of Directors and Officers.
     The partnership agreement of Energy Transfer Partners, L.P. provides that the partnership will indemnify (i) its respective general partner, any departing partner (as defined therein), any person who is or was an affiliate of its respective general partner or any departing partner, (ii) any person who is or was a director, officer, employee, agent or trustee of the partnerships, (iii) any person who is or was an officer, director, employee, agent or trustee of its respective general partner or any departing partner or any affiliate of its respective general partner or any departing partner, or (iv) any person who is or was serving at the request of its respective general partner or any departing partner or any affiliate of its respective general partner or any departing partner as an officer, director, employee, partner, agent, fiduciary or trustee of another person (each, an “Indemnitee”), to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities (joint and several), expenses (including, without limitation, legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as any of the foregoing; provided that in each case the Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in or not opposed to the best interests of each partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. Any indemnification under these provisions will be only out of the assets of each of the partnerships, and the respective general partner shall not be personally liable for, or have any obligation to contribute or loan funds or assets to the partnership to enable it to effectuate, such indemnification. The partnership is authorized to purchase (or to reimburse the general partner or its affiliates for the cost of) insurance against liabilities asserted against and expenses incurred by such persons in connection with the partnership’s activities, regardless of whether the partnership would have the power to indemnify such person against such liabilities under the provisions described above.
Item 7. Exemptions from Registration Claimed.
     Not Applicable.
Item 8. Exhibits.
     Unless otherwise indicated below as being incorporated by reference to another filing of the registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description
4.1	Registration Rights Agreement for Limited Partner Interests of Heritage Propane Partners, L.P. (Incorporated by reference to the same numbered Exhibit to the Registrant’s Form 8-K dated February 4, 2002).

4.2	Unitholder Rights Agreement dated January 20, 2004 among Heritage Propane Partners, L.P., Heritage Holdings, Inc., TAAP LP and La Grange Energy, L.P. (Incorporated by reference to the same numbered Exhibit to the Registrant’s Form 10-Q for the quarter ended February 29, 2004).

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities registered hereby.

10.1**	Energy Transfer Partners, L.P. 2008 Long-Term Incentive Plan (Incorporated by reference to Exhibit A to the Registrant’s Proxy Statement filed November 21, 2008).

23.1*	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

23.2*	Consent of Grant Thornton LLP.

24.1*	Power of Attorney (included on signature page).

*	Filed herewith.

**	Denotes a compensatory plan or arrangement.

Item 9. Undertakings.
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 10th day of June, 2009.

ENERGY TRANSFER PARTNERS, L.P.

By:	Energy Transfer Partners GP, L.P., General Partner

By:	Energy Transfer Partners, L.L.C., General Partner

By: Name:	/s/ Martin Salinas, Jr. Martin Salinas, Jr.
Title:	Chief Financial Officer
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Martin Salinas, Jr. and Thomas P. Mason, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the 10th day of June, 2009.

Signature	Title

/s/ Kelcy L. Warren Kelcy L. Warren	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

/s/ Martin Salinas, Jr. Martin Salinas, Jr.	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Ray C. Davis Ray C. Davis	Director

/s/ Bill W. Byrne Bill W. Byrne	Director

/s/ David R. Albin David R. Albin	Director

/s/ Kenneth A. Hersh Kenneth A. Hersh	Director

Signature	Title

/s/ Paul E. Glaske Paul E. Glaske	Director

/s/ K. Rick Turner K. Rick Turner	Director

/s/ Ted Collins, Jr. Ted Collins, Jr.	Director

/s/ John W. McReynolds John W. McReynolds	Director

/s/ Michael K. Grimm Michael K. Grimm	Director

/s/ John D. Harkey, Jr. John D. Harkey, Jr.	Director

INDEX TO EXHIBITS
     Unless otherwise indicated below as being incorporated by reference to another filing of the registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description
4.1	Registration Rights Agreement for Limited Partner Interests of Heritage Propane Partners, L.P. (Incorporated by reference to the same numbered Exhibit to the Registrant’s Form 8-K dated February 4, 2002).

4.2	Unitholder Rights Agreement dated January 20, 2004 among Heritage Propane Partners, L.P., Heritage Holdings, Inc., TAAP LP and La Grange Energy, L.P. (Incorporated by reference to the same numbered Exhibit to the Registrant’s Form 10-Q for the quarter ended February 29, 2004).

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities registered hereby.

10.1**	Energy Transfer Partners, L.P. 2008 Long-Term Incentive Plan (Incorporated by reference to Exhibit A to the Registrant’s Proxy Statement filed November 21, 2008).

23.1*	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

23.2*	Consent of Grant Thornton LLP.

24.1*	Power of Attorney (included on signature page).

*	Filed herewith.

**	Denotes a compensatory plan or arrangement.